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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61552) pertaining to the Ventas, Inc. Common Stock Purchase Plan for Directors; the Registration Statement (Form S-8 No. 333-97251) pertaining to the Ventas, Inc. 2000 Incentive Compensation Plan; the Registration Statement (Form S-8 No. 333-107951) pertaining to the Ventas, Inc. 2000 Stock Option Plan for Directors; the Registration Statement (Form S-8 No. 333-118944) pertaining to the Ventas Executive Deferred Stock Compensation Plan and Ventas Nonemployee Director Deferred Stock Compensation Plan; the Registration Statement (Form S-8 No. 333-126639) pertaining to the Ventas Employee and Director Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-136175) pertaining to the Ventas, Inc. 2006 Incentive Plan and Ventas, Inc. 2006 Stock Plan for Directors; the Registration Statement (Form S-3 No. 333-178185) pertaining to the Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan; the Registration Statement (Form S-3 No. 333-158424) pertaining to preferred stock, depository shares, common stock, warrants and debt securities of Ventas, Inc.; the Registration Statement (Form S-8 No. 333-173434) pertaining to the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan, as Amended; and the Registration Statements (Forms S-3 No. 333-165737, 333-174346 and 333-173434) pertaining to the common stock of Ventas, Inc., and in the related Prospectuses of our reports dated February 22, 2012 with respect to the consolidated financial statements and schedule of Ventas, Inc. and the effectiveness of internal control over financial reporting of Ventas, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP
Chicago, Illinois
February 22, 2012

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM